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                                                                    EXHIBIT 10.8





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                                                                    EXHIBIT 10.8
                           SUPPLEMENTAL BENEFIT PLAN
                                      FOR
                   KEY EMPLOYEES OF R.P. SCHERER CORPORATION

                 R.P. SCHERER CORPORATION, a Delaware corporation (the "Corporation"), established a supplemental benefit plan, effective January 1, 1994, for certain key management employees to provide benefits supplemental to those provided under the R.P. Scherer Corporation Employees' Retirement Income Plan (the "Retirement Plan"), known as the Supplemental Benefit Plan For Key Employees of R.P. Scherer Corporation effective January 1, 1994.

                 Section 1. Purpose. The purpose of this Plan is to provide retirement benefit payments to certain key management employees of the Corporation as designated by the Committee, and their Beneficiaries, to the extent retirement benefits are, or will be, reduced by the amendments made to the Retirement Plan by the Corporation effective January 1, 1994, including amendments required by applicable laws from the general assets of the Corporation.

                 Section 2. Definitions. Whenever used herein, the following terms shall have the following meanings unless the context requires otherwise:

                          (a)     "Beneficiary" means the person or persons
designated by a Participant who is or may be entitled to a benefit hereunder, subject to Section 3.

                          (b)     "Board of Directors" means the Board of
Directors of the Corporation.

                          (c)     "Committee" means the Compensation Committee
of the Board of Directors.

                          (d)     "Corporation" means R.P. Scherer Corporation
and R.P. Scherer International Corporation; provided, however, that whenever this Plan indicates that the "Corporation" may or shall take any action under the Plan, such action shall be taken by R.P. Scherer Corporation for itself and as agent for R.P. Scherer International Corporation.

                          (e)     "Participant" means any key management
employee who is designated to be a Participant in the Plan in accordance with
Section 3.

                          (f)     "Plan" means the Supplemental Benefit Plan
For Key Employees of R.P. Scherer Corporation, as described herein or hereafter amended.

                          (g)     "Retirement Plan" means the R.P. Scherer
Corporation Employees' Retirement Income Plan, as from time to time amended.

                 Section 3. Eligibility. Eligibility for participation shall be limited to those key management employees who, in the sole discretion of the Committee, are designated by the Committee; provided however, that benefits under this Plan shall be payable to a Participant who qualifies for a benefit under the Retirement Plan upon Normal Retirement, Early Retirement, Disability Retirement or termination of employment, and to his Spouse or designated Beneficiary if such Spouse or designated Beneficiary is paid a survivor benefit under the Retirement Plan, but only provided such Participant attains Normal Retirement Age as defined in the Retirement Plan while an employee of the Corporation or upon a final determination by the Committee at retirement or termination, and in its sole discretion, entitling a Participant and his Spouse to such benefits. In no event shall any benefits be payable under this Plan under any other circumstances. If the Committee designates a key management employee to be a





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Participant at any time other than effective as of January 1, 1994, then such
Participant shall be deemed to be a Participant in this Plan only as of the date designated by the Committee.

                 Section 4. Administration of the Plan. The Plan shall be administered by the Committee which shall have full and exclusive power to interpret the Plan, to determine the amount and manner of any payments and to adopt such rules and regulations as are necessary for its administration. A member of the Committee who is a Participant shall not vote on any question relating specifically to himself; and, in the event the remaining members of the Committee are unable to come to a determination of any question, the same shall be determined by the Board of Directors. The decisions of the Committee shall be final and conclusive on all persons and the Committee shall not be subject to liability thereon. The Committee may delegate specific responsibilities it assumes under this Plan which are administrative or ministerial in nature by notifying a delegate as to the duties and responsibilities delegated.

                 Section 5.       Benefits.

                          (a)     Benefits are payable, provided such
Participant attains Normal Retirement Age as defined in the Retirement Plan while an Employee of the Corporation or there has been a determination by the Committee in its sole discretion pursuant to Section 3, upon commencement of retirement benefits under the Retirement Plan, and shall be equal to the excess, if any, of:

                                  (1)   The amount of benefit which would be
                 payable to or on behalf of such Participant under the Retirement Plan computed under the provisions of the Retirement Plan, taking into account the amendments to the Retirement Plan effective January 1, 1994, and all subsequent amendments but computed as if:

                                        (A)     The limitations contained in
                 Section 415 of the Internal Revenue Code of 1986, as amended from time to time (the "Code") were inapplicable; and

                                        (B)     The limitation of "$150,000,
                 multiplied by the Adjustment Factor" (as defined in the Retirement Plan) on the amount of Compensation to be taken into account for all Retirement Plan purposes in any Plan Year was inapplicable and, instead, the limitation in effect under the Retirement Plan on the amount of Compensation to be taken into account is $242,286 for the 1994 Plan Year, adjusted each Plan Year thereafter by the lesser of (i) the percentage increase in the Consumer Price Index for All Urban Consumers as published by the U.S. Department of Labor (CPI-U) from January of the Prior Plan Year to January of the Present Plan Year or (ii) 4%; provided, however, that the limitation on Compensation taken into account shall not be decreased from year to year;

                                  over

                                  (2)   The amount payable to or on behalf
                 of such Participant under said Retirement Plan computed under the provisions of said Retirement Plan, taking into account the amendments to the Retirement Plan effective January 1, 1994, and all subsequent amendments.

                          (b)     Benefits payable under this Plan shall be
payable to a Participant in the same manner and subject to all the same options, conditions, privileges and restrictions as are applicable to the benefits payable to the Participant and to his Spouse or designated Beneficiary if such Spouse or designated Beneficiary is paid a benefit under the Retirement Plan, and taking into consideration any adjustment in benefits payable to the Participant under the Retirement Plan by reason of any modification in the application of the Section 5(a)(1)(A) limitations due to the form of benefit elected





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by the Participant.  The amounts determined by Section 5(a), as so adjusted, shall be converted to the form of benefit elected based upon the same actuarially equivalent factors as used under the Retirement Plan.

                          (c)     Benefits Upon Termination of Participation.
If a Participant ceases to be a Participant in the Retirement Plan, he shall immediately cease to be a Participant in this Plan. Thereafter, subject to
Section 3 and Section 5, the amounts determined under Section 5(a)(1)(A), 5(a)(1)(B) and 5(a)(2) of this Plan shall continue to be adjusted from time to time in accordance with applicable law and the terms of the Retirement Plan, respectively.

                          (d)     Benefits Unfunded.  The undertakings of the
Corporation herein constitute merely the unsecured promise of the Corporation. The benefits under this Plan shall be paid by the Corporation out of its general assets and shall not be funded in any manner. If the Corporation shall acquire any assets in connection with the liabilities assumed by it hereunder, it is expressly understood and agreed that no Participant or Beneficiary of the Participant shall have any right with respect to, or claim against, such assets. Such assets shall not be held in any way as collateral security for fulfilling the obligations of the Corporation under this Agreement, and shall be subject to the claims of creditors of the Corporation.

                          (e)     Allocation of Payments.  R.P. Scherer
Corporation shall, after consultation with its actuary, determine the actuarial method and assumptions to be used in determining the amount to be paid by R.P. Scherer International Corporation and R.P. Scherer Corporation and when such amounts shall be paid.

                 Section 6. Rights of Participants. The Plan shall not in any manner be liable for or subject to or for the debts of any Participant or Beneficiary. No right or benefit at any time under the Plan shall be subject in any manner to alienation, sale, transfer, assignment, pledge or encumbrance of any kind. If a Participant or beneficiary shall attempt to or shall alienate, sell, transfer, assign, pledge or otherwise encumber his rights or benefits under the Plan or any part thereof or if by reason of his bankruptcy or other event such benefits would otherwise be received by anyone else or would not be enjoyed by him, the Committee in its discretion may terminate his interest in any such benefit and hold or apply such benefit to or for the benefit of such person, his spouse, children or other dependents, or any of them as the Committee shall determine.

                          Neither the establishment of this Plan nor any
provisions of the Plan or modifications thereof shall be held or construed as giving any Participant in the Plan the right to be retained in the service of the Corporation and the Corporation expressly reserves its right to discharge any such Participant whenever the interests of the Corporation may so require.

                 Section 7. Representations and Warranties. No Employee shall at any time have a right to be selected to be a Participant in the Plan, and no person shall have any authority to enter into any agreement assuring such selection or making any warranty or representation with respect thereto.

                 Section 8. Indemnification. To the extent permitted by applicable law, the Corporation shall indemnify any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he is or was a member of the Committee, against any and all losses, costs, expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation or its shareholders, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation or its shareholders and, with respect to any criminal action or proceeding, had reasonable cause to believe his conduct was unlawful. This right of





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indemnification shall not be deemed exclusive of any other rights to which any
Committee member may be entitled as a matter of law or otherwise, to the extent permitted by law.

                 Section 9. Amendment. The Board of Directors shall have the power to amend the Plan or to terminate the Plan at any time; provided, however, that such power shall not affect the obligation of the Corporation to pay the benefits accrued under the Plan to the extent they have been accrued as of the date of any such amendment or termination.

                 Section 10. Governing Law. This Plan and all determinations made and actions taken pursuant thereto shall be governed by the laws of the State of Michigan, where it is made and where it shall be enforced. Any amendment to this Plan shall be valid only if made in the State of Michigan.


                 IN WITNESS WHEREOF, the Corporation has adopted this Plan, which amends and supersedes any and all prior versions of the Plan, this 16th day of December, 1994, effective as of January 1, 1994.


ATTEST:                                                R.P. SCHERER CORPORATION


/s/ Nicole S. Williams                        By:  /s/ Aleksandar Erdeljan
- ----------------------                           -------------------------
Secretary
                                                       Its:  President
                                                             ---------





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